EXHIBIT 99.1

Lexaria Bioscience Announces Over US$2,000,000 Private Placement

KELOWNA, BC / ACCESSWIRE / May 4, 2020 / Lexaria Bioscience Corp. (OTCQX: LXRP)(CSE: LXX) (the "Company" or "Lexaria"), a global innovator in drug delivery platforms, today announced that it has entered into definitive agreements with certain qualified investors for the sale of 8,978,260 shares (“Shares”) of our common stock along with common stock purchase warrants (“Warrants”) to purchase up to 8,978,260 shares of our common stock in a private placement (collectively the “Offering”) for gross proceeds of over US$2 million. The purchase price per Share is US$0.23. The Warrants being issued in connection with the purchase of the Shares are immediately exercisable at an exercise price per share of US$0.35 and have a five-year term of exercise. The transaction is anticipated to close on May 6, 2020, subject to customary closing conditions.

The Special Equities Group, a division of Bradley Woods & Co. Ltd. (“BWC”), is acting as the exclusive placement agent for the Offering. Pursuant to the placement agent agreement that the Company entered into with BWC, at closing the Company will pay US$154,199.90 and issue 658,087 warrants (the “Broker Warrants”) to BWC, or their nominee, in connection with the investment by investors of an aggregate 8,226,086 Shares with associated Warrants. The Broker Warrants have the same exercise terms and Expiry Date as the Warrants.

The Company intends to use the proceeds from the Offering to perform and complete its recently announced human pilot study researching effectiveness of DehydraTECH technology related to enhancing the oral bioavailability of certain antiviral drugs of potential use against COVID-19 or other infectious disease states; to fund the application process for a senior US exchange listing application and for general working capital.

Pursuant to the terms of the definitive agreements, the Company has agreed to file a resale registration statement for the resale by the investors of the Shares and shares of Common Stock underlying the Warrants.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Further information regarding the private placement can be found in the Current Report on Form 8-K that will be filed by the Company with the SEC.

About Lexaria

Lexaria Bioscience Corp. is a global innovator in drug delivery platforms. Its patented DehydraTECH™ drug delivery technology changes the way Active Pharmaceutical Ingredients enter the bloodstream, promoting healthier ingestion methods, lower overall dosing and higher effectiveness for lipophilic active molecules. DehydraTECH increases bio-absorption; reduces time of onset; and masks unwanted tastes for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. Lexaria has licensed DehydraTECH to multiple companies in the cannabis industry for use in cannabinoid beverages, edibles and oral products; and to a world-leading tobacco producer for the development of smokeless, oral-based nicotine products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide.

www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.
Chris Bunka, CEO
(250) 765-6424

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

Forward-Looking Statements

Statements in this release concerning Lexaria’s future expectations and plans, including, without limitation, the closing of this offering, use of proceeds thereof and financial needs of the Companymay constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although Lexaria believes that the expectations reflected in the forward-looking statements are reasonable, Lexaria cannot guarantee such outcomes. Lexaria may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Lexaria’s most recent Annual Report on Form 10-K and Lexaria’s other filings made with the SEC. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Lexaria’s current plans, estimates, and beliefs. Lexaria cannot guarantee future results, events, levels of activity, performance or achievements. Lexaria does not undertake, and specifically declines, any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.